Exhibit 5(b)

Linklaters LLP
One Silk Street
London EC2Y 8HQ
Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222
DX Box Number 10 CDE

The Directors
Unilever PLC
100 Victoria Embankment
Blackfriars
London EC4Y 0DY

27 July 2017

Dear Sirs

Unilever Group Registration Statement on Form F-3

1                                      We have acted as English legal advisers to Unilever PLC, a company incorporated under the laws of England, Unilever Capital Corporation, a Delaware corporation (“UCC”), Unilever United States, Inc., a Delaware corporation (“UNUS”) and Unilever N.V., a corporation incorporated under the laws of The Netherlands in connection with the registration statement on Form F-3 filed with the United States Securities and Exchange Commission on 27 July 2017 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933 (as amended) (the “Securities Act”) of debt securities of UCC and Unilever N.V. (the “Debt Securities”), which, if issued, will be guaranteed as to payment of principal, premium, if any, and interest by UNUS and either or both of Unilever N.V. and Unilever PLC (depending on whether Unilever N.V. is the issuer of a particular series of debt securities) (when granted by Unilever PLC, the “English Guarantees”). The Debt Securities may be issued from time to time pursuant to the 2014 Indenture (as defined in the Schedule to this opinion).

2                                      This opinion is limited to English law as applied by the English courts and in effect on the date of this opinion. It is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States, the laws of any State of the United States or the laws of any other jurisdiction.

3                                      For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4                                      We have assumed that:

4.1                            (except in the case of Unilever PLC) all relevant documents are within the capacity and powers of, and have been validly authorised by, each of the respective parties thereto;

4.2                            each issue of Debt Securities will be validly authorised by UCC or Unilever N.V., as applicable.

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Law Society of England and Wales. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

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4.3                            each of the meetings of the Board of Directors of Unilever PLC held on 15 May 2014 and 17 November 2016 (in respect of which certified extracts of the minutes have been supplied to us) was duly convened and constituted, a quorum was present and acting throughout and the resolutions referred to in the Minutes were duly and validly passed and have not been amended, modified or rescinded;

4.4                            the PLC Resolutions (in respect of which a certified copy has been supplied to us) were duly and validly passed and have not been amended, modified or rescinded;

4.5                            each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

4.6                            all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures thereon or on the original thereof and the relevant documents have been executed in the forms reviewed by us; and

4.7                            there will be no provision in any supplement to the Registration Statement or any other document which would affect the content of this opinion.

5                                      Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above, and subject to the qualifications in paragraph 6 below and to any matters not disclosed to us, we are of the following opinion:

5.1                            Unilever PLC is a company incorporated in England under the Companies Acts 1948 to 1980.

5.2                            Unilever PLC has corporate power to enter into, and perform its obligations under, the 2014 Indenture and the English Guarantees and has taken all necessary corporate action to authorise the execution, delivery and performance of the 2014 Indenture.

5.3                            The English courts will recognise and give effect to the choice of the laws of the State of New York as the governing law of the 2014 Indenture.

6                                      This opinion is subject to the following:

6.1                            it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

6.2                            We express no opinion as to the compliance or otherwise with the financial limitations on the giving of guarantees contained in the Articles of Association of Unilever PLC.

7                                      This opinion is given on the basis of English law in force, and as it affects the obligations under the 2014 Indenture and/or the relevant English Guarantee, as at the date of this opinion. This opinion is given on the basis that there will be no amendment to or termination or replacement of the document and authorisations referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

8                                      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

9                                      This opinion is addressed to you in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

SCHEDULE

1                                      A certified copy of the Articles of Association of Unilever PLC in force as at the date of this opinion.

2                                      A certified extract from the Minutes of a Meeting of the Board of Directors of Unilever PLC held on 15 May 2014 (the “2014 Minutes”).

3                                      A certified extract from the Minutes of a Meeting of the Board of Directors of Unilever PLC held on 17 November 2016 (the “2016 Minutes” and together with the 2014 Minutes, the “Minutes”).

4                                      A certified copy of the resolutions of the Chief Executive Officer dated 18 September 2014 (the “2014 PLC Resolutions”).

5                                      A certified copy of the resolutions of the Chief Financial Officer dated 10 July 2017 (the “2017 PLC Resolutions” and, together with the 2014 PLC Resolutions, the “PLC Resolutions”).

6                                      A certified copy of the executed power of attorney of Unilever PLC dated 18 September 2014.

7                                      A certified copy of the executed power of attorney of Unilever PLC dated 10 July 2017.

8                                      Amended and Restated Indenture dated 22 September 2014 (the “2014 Indenture”) among UCC, UNUS, Unilever N.V., Unilever PLC and The Bank of New York Mellon.